Exhibit 3.2

FORM NO. 3a	Registration No. 51235

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Coral Reef Limited by resolution and with the approval of the Registrar of Companies has changed its name and was registered as XL Group Ltd on the 29th day of February 2016.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 29th day of February 2016

[Seal]	/s/ Wakeel D Ming Wakeel D Ming for Registrar of Companies